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                              UTILICORP UNITED INC.
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This material is being filed pursuant to Rule 14a-6 and will appear in print media beginning May 14, 1996.

                              GROWTH AND VALUE together drive UtiliCorp's unique approach to its diversified business strategy.


                                             REALIZING GROWTH

                              A key element of our strategy is the acquisition and development of domestic and international assets:

                              - Since closing in September 1995, the value of our 49.9% investment in United Energy of Australia has grown by $237 million.

                              - Our gas gathering and processing operation, Aquila Gas Pipeline, generated a gain of $48 million from the 1993 sale of an 18% interest, and our remaining 82% investment is currently valued at more than $200 million.

                              -    Our investments in New Zealand electric
                                   distribution utilities have increased in value by $75 million.

          CREDIBLE
      GROWTH AND VALUE                       DELIVERING VALUE

                              These successes, combined with building market share through the launch of EnergyOne-Sm-, the industry's first national brand, have enhanced industry average, and our five-year total return also exceeds our peers.

                              UtiliCorp's 10-year average annual dividend increase of 9.5% is markedly higher than the industry average, and our five-year total return also exceeds our peers.

                              Our continued commitment to delivering value is evident in our friendly merger of equals with Kansas City Power & Light Company, which will combine the complementary strengths of two superb companies.

                              Our record and strategy are recognized by the financial community. UtiliCorp shares trade at a price/earnings ratio well above the industry average -- clearly confirming investors' confidence in our ability to link growth with value.


                                             [UTILICORP LOGO]